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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         BEAUTICONTROL COSMETICS, INC.


       The Corporation's original Certificate of Incorporation was filed with the Secretary of State on January 16, 1986.

       FIRST:  The name of the Corporation is BeautiControl Cosmetics, Inc.

       SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000 shares, of which 10,000,000 shares shall be Common Stock, par value $0.10 per share ("Common Shares"), and 1,000,000 shares shall be Preferred Stock, $0.10 par value ("Preferred Stock").

       FIFTH: From time to time the Corporation may issue and may sell its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, or for such other considerations, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

       No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

       Each holder of record of the Common Shares of the Corporation shall be entitled to one vote for every Common Share standing in his name on the books of the Corporation.

       The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.
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       SIXTH:  The duration of the Corporation is to be perpetual.

       SEVENTH: Except as otherwise fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the By-laws). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No director need be a stockholder.

       Except as otherwise fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, any director may be removed from office with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the 'Voting Stock"), voting together as a single class.

       Notwithstanding the foregoing, whenever the holders of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders the election term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto or the resolution or resolutions of the Board of Directors relating to the issuance of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms or resolution or resolutions.

       Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH.





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       EIGHTH:  The Board of Directors shall, except as otherwise provided by law, this Certificate of Incorporation or the By-laws, exercise the powers of the Corporation.

       Except as otherwise required by law, special meetings of common stockholders may be called only by the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this paragraph.

       No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

       NINTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the corporation, and stockholders may not take any action by written consent in lieu of a meeting.

       Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

       TENTH: Unless required by law or demanded by a stockholder of the Corporation entitled to vote at a meeting of stockholders or determined by the chairman of such meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or his proxy if there be such proxy, and shall state the number of shares voted by such stockholder or proxy.

       ELEVENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.





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       TWELFTH:  (1) Except as set forth in Section (2) of this Article
TWELFTH:

              (a) any merger or consolidation of the Corporation or any of its subsidiaries with or into any other corporation; or

              (b) any sale, lease, exchange, pledge, transfer or other disposition of all or substantially all of the property and assets of the Corporation or any of its subsidiaries to or with any other corporation, person or other entity; or

              (c) any sale, lease, exchange, pledge, transfer or other disposition to the Corporation or any of its subsidiaries of any assets, cash, securities or other property of any other corporation, person or other entity in exchange for securities of the Corporation or any of its subsidiaries; or

              (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

              (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the Voting Stock;

shall require the affirmative vote of the holders of shares representing at least 66 2/3% of the Voting Stock, voting together as a single class. Such affirmative vote, as provided in this Article TWELFTH, shall be in lieu of any lesser vote of the holders of the stock of the Corporation otherwise provided by law or any agreement or contract to which the Corporation is a party, and shall be in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or fixed by or pursuant to this Certificate of Incorporation.

       (2) The provisions of this Article TWELFTH shall not apply to any transaction described in clauses (a), (b), (c), (d) or (e) of Section (1) of this Article TWELFTH if:

              (a) the Board of Directors of the Corporation shall have approved such transaction prior to the time that such corporation, person or other entity, or any Affiliate (as herein defined) thereof, became the beneficial owner, directly or indirectly, of 10% or more of the Voting Stock, or

              (b) a majority of the outstanding shares of stock of such other corporation is owned of record or beneficially, directly or indirectly, by the Corporation or its subsidiaries.





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       (3)    For the purpose of this Article TWELFTH:

              (a) An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

              (b) The term 'Associate," used to indicate a relationship with any person, means (1) any corporation or organization (other than the Corporation or a Subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

              (c)    A person shall be a "beneficial owner" of any Voting
       Stock:

                     (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                     (2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

                     (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security or any class of the Corporation or any of its Subsidiaries.

       Also for purposes of this Article TWELFTH, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of clauses (c)(2)(i) and (c)(3) of Section (3) of this Article TWELFTH, but shall not include any other shares which may be issuable either immediately or at some future date pursuant to any agreement, or upon exercise or conversion of rights, warrants or options, or otherwise.

       A majority of the Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry, whether (i) any corporation, person or other entity "beneficially owns", directly or indirectly, 10% or more of Voting Stock and (ii) any corporation, person or other entity is an Affiliate or





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Associate of another.  Any such determination made in good faith shall be conclusive and binding for all purposes of this Article TWELFTH.

       (4) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be require, to amend or repeal, or adopt any provision inconsistent with, this Article TWELFTH.

       THIRTEENTH: The Board of Directors shall have the power to adopt, amend, and repeal the By-laws of the Corporation. Notwithstanding anything in this Certificate or the By-laws of this Corporation to the contrary (and notwithstanding that a lesser percentage may be specified by law or in the By-
laws), any provision of the By-laws that is consistent with any provision of this Certificate of Incorporation that requires the affirmative vote of at least 66 2/3% of the Voting Stock, voting together as a single class, to amend, repeal or adopt any provision inconsistent therewith shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class.

       Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article THIRTEENTH.

       FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       FIFTEENTH: This Restated Certificate of Incorporation was duly adopted on February 22, 1986, pursuant to the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.



Dated:  February 22, 1986.


                                      By: RICHARD W. HEATH
                                          --------------------------------------
                                          Richard W. Heath, President

ATTEST:


By: VICKI S. MILLER
    --------------------------------
    Vicki S. Miller, Secretary





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